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                                                                     Exhibit 5.1


                 [CLEARY, GOTTLIEB, STEEN & HAMILTON LETTERHEAD]




Writer's Direct Dial:  (212) 225-2636




                                             August 7, 2002

Instinet Group Incorporated
3 Times Square
New York, New York 10036

            Re:  Registration Statement on Form S-4


Ladies and Gentlemen:

            We have acted as counsel to Instinet Group Incorporated, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-4 (No. 333-97071), as amended (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the registration of up to 85,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Securities"), that may be issued in connection with the proposed merger of a wholly-owned subsidiary of the Company with and into Island Holding Company, Inc., a Delaware Corporation ("Island"), as described in the Registration Statement, together with up to 85,000,000 related stock purchase rights (the "Rights") to be issued pursuant to the Rights Agreement (the "Rights Agreement") dated as of May 15, 2001 between the Company and the Rights Agent named therein.

            We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such
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Instinet Group Incorporated, P. 2



corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

            In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

            Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

            1. The Securities have been duly authorized by all necessary corporate action of the Company and, when the Registration Statement has become effective under the Act and the Securities have been duly executed, countersigned and issued in exchange for shares of common stock of Island as contemplated in the Registration Statement, the Securities will be validly issued, fully paid and non-assessable.

            2. The execution and delivery of the Rights Agreement have been duly authorized by all necessary corporate action of the Company, and the Rights Agreement has been duly executed and delivered and is a valid, binding and enforceable agreement of the Company.

            3. When the Registration Statement has become effective under the Act, the Securities have been duly executed, countersigned and issued in exchange for shares of common stock of Island as contemplated in the Registration Statement, and the Rights have been issued in conformity with the Rights Agreement, the Rights associated with the Securities will be validly issued.

            Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

            The foregoing opinions are limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting that Law).

            We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplement related thereto under the heading "Legal Matters" as counsel to the Company who have passed on the validity of the Securities and the Rights being registered by the Registration Statement and as having prepared this opinion, and to the use of this opinion as a part (Exhibit 5) of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is
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Instinet Group Incorporated, P. 3


required under Section 7 of the Securities Act or the Rule and Regulations of the Securities and Exchange Commission issued thereunder.


                                    Very truly yours,

                                    CLEARY, GOTTLIEB, STEEN & HAMILTON




                                    By         /s/  Yvette P. Teofan
                                        --------------------------------------
                                             Yvette P. Teofan, a  Partner